EXHIBIT 99.1

David B. Roberts Named President; Joseph P. Pellegrino Named CFO of LeMaitre Vascular, Inc.; George W. LeMaitre to Remain Chairman and CEO

Burlington, MA — 07/24/2007 — LeMaitre Vascular, Inc. (NASDAQ: LMAT – News) today announced that David B. Roberts has been named President of the Company and that Joseph P. Pellegrino has been named Chief Financial Officer, effective immediately. George W. LeMaitre will continue to serve as Chairman and Chief Executive Officer and Mr. Roberts will also continue to serve on the Company’s Board of Directors

Mr. Roberts has served as the Company’s Chief Financial Officer since 2000 and a director since 2001. Mr. Roberts joined the Company in 1997. Mr. Pellegrino joined the Company in 2005 as Executive Vice President, Finance.

“When we hired JJ, we expected that he would bring his operating experience to bear on our finance group as we prepared for our initial public offering and the associated additional compliance obligations. We also hoped that JJ’s presence would free up Dave to spend more of his time working on strategic transactions,” said Mr. LeMaitre. “It has been a pleasure to see this play out as planned.”

“Dave and JJ have complementary strengths and interests, and we are fortunate to be able to deploy these two talented executives in the manner that best leverages their skills,” Mr. LeMaitre continued. “The role of President is appropriate both to Dave’s standing in the LeMaitre Vascular organization and underscores the importance of strategic acquisitions to LeMaitre’s future. Meanwhile, JJ has proven himself to be the CFO that we need to help lead LeMaitre as a public company.”

Mr. Roberts joined the Company in 1997 as Vice President, Business Development, was promoted to Chief Financial Officer in 2000, and was elected to the Company’s Board of Directors in 2001. From 1994 to 1997, Mr. Roberts held several positions at BUCA, Inc. an operator of Buca di Beppo restaurants, most recently serving as Vice President of Development and prior to that as Director of Finance. From 1992 to 1994, Mr. Roberts held several positions at Hancock Venture Partners, now HarbourVest Partners, LLC. Mr. Roberts holds a B.A. in Business Economics and History magna cum laude from Brown University and an M.B.A from the Stanford University Graduate School of Business.

Mr. Pellegrino joined the Company in December, 2005 as Executive Vice President, Finance. Prior to joining LeMaitre he served as temporary Chief Executive Officer of Affordable Luxuries, a direct marketing company. From 1997 to 2003, he worked at Zoots, Inc., a consumer services company, where most recently he served as Senior Vice President of Operations. Previously. Mr. Pellegrino built and sold a regional mall-based specialty-retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. Mr. Pellegrino holds an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

About LeMaitre Vascular

LeMaitre Vascular develops, manufactures, and markets medical devices for the treatment of peripheral vascular disease. The company’s principal executive offices are located at 63 Second Avenue, Burlington, Massachusetts 01803.

Certain statements set forth above that are not clearly historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those concerning the importance of strategic acquisitions and the compliance requirements of being a public company. Although LeMaitre Vascular believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, these forward-looking statements are neither promises nor guarantees. These risks and uncertainties include, among others: the risk that we may not be able to identify or complete additional strategic acquisitions on satisfactory terms; the risk that we may not be able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner; and other risk factors that are discussed in LeMaitre Vascular’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The forward-looking statements made in this release are made only as of the date hereof and LeMaitre Vascular disclaims any intention or responsibility for updating predictions or expectations contained in this release.

CONTACT:

Aaron Grossman

Office: 781.221.2266

Investor Relations

LeMaitre Vascular, Inc.

SOURCE:

LeMaitre Vascular, Inc.